U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) ___________ April 3, 2006

AURA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2330 Utah Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)

(310)-643-5300
Issuer’s telephone number

2335 Alaska Avenue, El Segundo, California 90245
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 4, 2006, Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) resigned as Aura Systems, Inc.’s (the “Company”) principal independent auditor, effective as of such date. On April 3, 2006, the Company appointed Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) as the principal independent auditor of the Company, effective as of such date. The resignation of Singer Lewak was accepted and the appointment of Moore Stephens was approved by the Company’s Audit Committee.

The reports of Singer Lewak on the Company's financial statements for the fiscal years ended February 28, 2003, and February 29, 2004, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of such reports was qualified as to uncertainty of the Company’s ability to continue as a going concern. The Company has authorized Singer Lewak to respond fully to questions of its successor independent auditors.

There were no disagreements with Singer Lewak for the past two fiscal years and the subsequent interim periods through the date of resignation, on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which if not resolved to the satisfaction of Singer Lewak would have caused Singer Lewak to make reference to the matter in their report.

The Company has requested Singer Lewak to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated April 7, 2006 is filed as Exhibit 16.1 to this Report.

Item 9.01. Exhibits

16.1    Letter of Singer Lewak Greenbaum & Goldstein LLP dated April 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AURA SYSTEMS, INC. (Registrant)

Date: April 7, 2006	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chairman and Chief Financial Officer